    As Filed with the Securities and Exchange Commission on January 24, 2002
                                                     Registration No. 333-68694
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                                  ON FORM S-8*

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            DEVON ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           73-1567067
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification No.)

                          20 NORTH BROADWAY, SUITE 1500
                       OKLAHOMA CITY, OKLAHOMA 73102-8260
                    (Address of principal executive offices)



          MITCHELL ENERGY & DEVELOPMENT CORP. 1995 STOCK OPTION PLAN**

          MITCHELL ENERGY & DEVELOPMENT CORP. 1999 STOCK OPTION PLAN**
                            (Full title of the plans)

                                J. LARRY NICHOLS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            DEVON ENERGY CORPORATION
                          20 NORTH BROADWAY, SUITE 1500
                       OKLAHOMA CITY, OKLAHOMA 73102-8260
                                 (405) 235-3611
(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                                PROPOSED             PROPOSED
          TITLE OF                     AMOUNT TO                MAXIMUM               MAXIMUM           AMOUNT OF
        SECURITIES TO                     BE                 OFFERING PRICE          AGGREGATE         REGISTRATION
        BE REGISTERED                REGISTERED (2)             PER SHARE          OFFERING PRICE           FEE
Devon Common Stock (1)               759,800 Shares (a)           (3)                   (3)                (3)
Devon Common Stock (1)               794,303 Shares (b)           (3)                   (3)                (3)


    Total                          1,554,103 Shares               (3)                   (3)                (3)
                                 ===========


(1) Includes the stock purchase rights associated with the Common Stock of Devon Energy Corporation, a Delaware Corporation ("Devon" or the "Registrant").

(2) There is also being registered hereby such additional number of shares of Devon Common Stock as may be issued pursuant to the anti-dilution provisions of the:

         (a)      Mitchell Energy & Development Corp. 1995 Stock Option Plan

         (b)      Mitchell Energy & Development Corp. 1999 Stock Option Plan

(3) All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registrant's registration statement on Form S-4 (File Nos. 333-68694 and 333-68694-01).

* Filed as a post-effective amendment on Form S-8 to the Form S-4 registration statement. See "Explanatory Notes."

**       As further described herein under "Explanatory Notes."

                                EXPLANATORY NOTES


         Devon Energy Corporation, a Delaware corporation ("Devon" or the "Registrant"), hereby amends its registration statement on Form S-4 (File No. 333-68694) by filing this Post-Effective Amendment No. 1 on Form S-8 ("Post-Effective Amendment") relating to up to 1,554,103 shares of common stock, par value $0.10, of Devon (the "Common Stock") issuable upon exercise of options granted pursuant to various plans of Mitchell Energy & Development Corp., a Texas Corporation ("Mitchell"). All shares of common stock issuable upon exercise of the options granted pursuant to the plans covered by this Post-Effective Amendment were previously included in the Form S-4.


         Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001 (the "Merger Agreement"), by and among Devon, Devon NewCo Corporation, Devon Holdco Corporation, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp. ("Mitchell"), on January 24, 2002, Mitchell merged with and into Devon NewCo Corporation with Devon NewCo Corporation as the surviving corporation and a wholly owned subsidiary of Devon (the "Merger"). Pursuant to the Merger Agreement, at the effective time of the Merger, all options then outstanding under the stock option plans of Mitchell remain outstanding but cease to represent a right to acquire Mitchell common stock and convert into options to purchase shares of Devon common stock. The stock option plans included in the terms of the Merger Agreement are:

         (a)      Mitchell Energy & Development Corp. 1995 Stock Option Plan

         (b)      Mitchell Energy & Development Corp. 1999 Stock Option Plan



                                     PART I
               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1. Plan Information (1)

Item 2. Registrant Information and Employee Plan Annual Information (1)

----------

(1) Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents previously filed with the Securities and Exchange Commission by Mitchell Energy & Development Corp., a Texas corporation ("Mitchell") (Commission file number 1-6959), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         1. Mitchell Energy's Annual Report on Form 10-K for the year ended December 31, 2000;

         2. Mitchell Energy's Amended Annual Report on Form 10-K/A for the year ended December 31, 2000;

         3. Mitchell Energy's Current Report on Form 8-K filed August 14, 2001; and

         4. Mitchell Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         1. Devon's Annual Report on Form 10-K for the year ended December 31, 2000

         2. Devon's Amended Annual Report on Form 10-K/A for the year ended December 31, 2000;


         3. Devon's Current Reports on Form 8-K filed on January 30, 2001, September 20, 2001, September 26, 2001, September 27, 2001, October 3, 2001, October 11, 2001, October 12, 2001, October 26, 2001, October 31, 2001, November 1, 2001 (two filings), November 28, 2001, December 3, 2001, December 12, 2001, December 21, 2001 and January 18, 2002;


         4. Devon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         5. Devon's Amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2001 and June 30, 2001;

         6. The Joint Proxy Statement/Prospectus of Devon and Mitchell Energy dated December 19, 2001, which is included as part of the Registration Statement on Form S-4 (File Nos. 333-68694 and 333-68694-01) of the Registrant; and

         7.       The description of the Registrant's Common Stock set forth in
                  Exhibit 4.9 to the Registrant's Form 8-K, dated August 18, 1999, including any amendment or report filed for purposes of updating any such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this Registration Statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

         Article VIII of the Amended and Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Amended and Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

         (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

         (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or

         (4) for any transaction from which the director derived an improper benefit.

         Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article VIII of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

         Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant has purchased such insurance.

         Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Article VIII of the by-laws of Registrant contains provisions regarding indemnification, which parallel those described above.

         The Amended and Restated Agreement and Plan of Merger dated as of August 13, 2001 (the "Merger Agreement"), by and among Devon, Devon NewCo Corporation, Devon Holdco Corporation, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp., ("Mitchell Energy"), provides that for six years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Registrant or Mitchell Energy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

         The Merger Agreement provides that for six years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Mitchell Energy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit No.    Document

4.1 Form of Common Stock certificate of Devon Energy Corporation (incorporated by reference to the description of Devon Energy Corporation capital stock set forth in the registration statement on Form S-3 filed on December 15,2000)

4.2 Form of Common Stock certificate of Devon Holdco Corporation (incorporated by referenced to the description of Devon Holdco Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement [Registration No. 333-68694] and Amendment No. 1 to Devon Holdco Corporation's registration statement [Registration No. 333-68694-01], on Form S-4, each filed on November 28, 2001)

4.3 Rights Agreement, dated as of August 17,1999,by and between Devon Energy Corporation and BankBoston, N.A.(incorporated by reference to Exhibit 4.2 to Devon Energy Corporation's Form 8-K filed on August 18,1999)

4.4 Amendment to Rights Agreement, dated as of May 25,2000,by and between Devon Energy Corporation and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit 4.2 to Devon Energy Corporation's definitive proxy statement for a special meeting of shareholders filed on July 21, 2000)

4.5 Amendment to Rights Agreement, dated as of October 4,2001,by and between Devon Energy Corporation and Fleet National Bank (f/k/a Bank Boston, N.A.) (incorporated by reference to Exhibit 99.1 to Devon Energy Corporation's Form 8-K filed on October 11,2001)

4.6 Description of Capital Stock of Devon Energy Corporation (incorporated by reference to Exhibit 4.9 to Devon Energy Corporation's Form 8-K filed on August 18,1999)

4.7 Indenture, dated as of October 3,2001,by and among Devon Financing Corporation, U.L.C. (as issuer),Devon Energy Corporation (as guarantor)and The Chase Manhattan Bank (as trustee) (incorporated by referenced to the description of Devon Holdco Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement [Registration No. 333-68694] and Amendment No. 1 to Devon Holdco Corporation's registration statement [Registration No. 333-68694-01], on Form S-4, each filed on November 28, 2001)

4.8 Registration Rights Agreement, dated as of October 3,2001,by and among Devon Financing Corporation, U.L.C., as Issuer, Devon Energy Corporation, as Guarantor, and UBS Warburg LLC, Banc of America Securities LLC, ABN AMRO Incorporated, BMO Nesbitt Burns Corp., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., RBC Dominion Securities Corporation, Salomon Smith Barney Inc., as Initial Purchasers (6.875% Notes due 2011, 7.875% Debentures due 2031) (incorporated by referenced to the description of Devon Holdco

               Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement [Registration No. 333-68694] and Amendment No. 1 to Devon Holdco Corporation's registration statement [Registration No. 333-68694-01], on Form S-4, each filed on November 28, 2001)

5.1 Opinion of Mayer, Brown &Platt regarding the legality of the shares of Devon Energy Corporation common stock and Devon Holdco Corporation common stock to be registered under this Registration Statement (incorporated by referenced to the description of Devon Holdco Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement [Registration No. 333-68694] and Amendment No. 1 to Devon Holdco Corporation's registration statement [Registration No. 333-68694-01], on Form S-4, each filed on November 28, 2001)

23.1           Consent of Mayer, Brown & Platt (contained in its opinion in
               Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP

23.3           Consent of Deloitte & Touche LLP

23.4 Consent of KPMG LLP (as to its report on the consolidated financial statements of Devon Holdco Corporation)

23.5           Consent of PricewaterhouseCoopers LLP

23.6 Consent of KPMG LLP (as to its report on the consolidated financial statements of Anderson Exploration Ltd.)

23.7           Consent of AMH Group, Ltd.***

23.8           Consent of LaRoche Petroleum Consultants, Ltd.***

23.9           Consent of Paddock Lindstrom & Associates Ltd.***

23.10          Consent of Ryder Scott Company, L.P.***

23.11          Consent of Gilbert Laustsen Jung Associates Ltd.***

23.12 Consent of KPMG LLP (as to is report on the consolidated financial statements of Devon Energy Corporation)


----------

*** Included with the filing of Amendment No. 3 to Devon Energy Corporation's registration statement (Registration No. 333-68694) and Amendment No. 1 to Devon Holdco Corporation's registration statement (Registration No. 333-68694-01), each filed on November 28, 2001.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, state of Oklahoma, on the 24th day of January, 2002.


                                         DEVON ENERGY CORPORATION



                                         By: /s/ J. LARRY NICHOLS
                                            ------------------------------------
                                            J. Larry Nichols,
                                            Chairman, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2002.

         Signature                                                     Title
         ---------                                                     -----
/s/ J. LARRY NICHOLS
-----------------------------------                         Chairman, President and Chief Executive Officer
J. Larry Nichols

           *
-----------------------------------                         Senior Vice President - Finance
William T. Vaughn

/s/ DANNY J. HEATLY
-----------------------------------                         Vice President - Accounting
Danny J. Heatly

           *
-----------------------------------                         Director
Thomas F. Ferguson

           *
-----------------------------------                         Director
David M. Gavrin

           *
-----------------------------------                         Director
Michael E. Gellert

           *
-----------------------------------                         Director
John A. Hill

           *
-----------------------------------                         Director
William J. Johnson

           *
-----------------------------------                         Director
Michael M. Kanovsky

           *
-----------------------------------                         Director
Robert Mosbacher, Jr.

           *
-----------------------------------                         Director
Robert B. Weaver

----------

* An asterisk denotes execution by J. Larry Nichols and Danny J. Heatly, as attorney-in-fact.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1               Form of Common Stock certificate of Devon Energy Corporation
                  (incorporated by reference to the description of Devon Energy
                  Corporation capital stock set forth in the registration statement on Form S-3 filed on December 15,2000)

4.2               Form of Common Stock certificate of Devon Holdco Corporation
                  (incorporated by referenced to the description of Devon Holdco
                  Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement
                  [Registration No. 333-68694] and Amendment No. 1 to Devon
                  Holdco Corporation's registration statement [Registration No.
                  333-68694-01], on Form S-4, each filed on November 28, 2001)

4.3 Rights Agreement, dated as of August 17,1999,by and between Devon Energy Corporation and BankBoston, N.A.(incorporated by reference to Exhibit 4.2 to Devon Energy Corporation's Form
                  8-K filed on August 18,1999)

4.4 Amendment to Rights Agreement, dated as of May 25,2000,by and between Devon Energy Corporation and Fleet National Bank
                  (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit
                  4.2 to Devon Energy Corporation's definitive proxy statement for a special meeting of shareholders filed on July 21, 2000)

4.5 Amendment to Rights Agreement, dated as of October 4,2001,by and between Devon Energy Corporation and Fleet National Bank
                  (f/k/a Bank Boston, N.A.) (incorporated by reference to
                  Exhibit 99.1 to Devon Energy Corporation's Form 8-K filed on
                  October 11,2001)

4.6               Description of Capital Stock of Devon Energy Corporation
                  (incorporated by reference to Exhibit 4.9 to Devon Energy
                  Corporation's Form 8-K filed on August 18,1999)

4.7               Indenture, dated as of October 3,2001,by and among Devon
                  Financing Corporation, U.L.C. (as issuer),Devon Energy
                  Corporation (as guarantor)and The Chase Manhattan Bank (as trustee) (incorporated by referenced to the description of Devon Holdco Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement [Registration No. 333-68694] and Amendment No. 1 to
                  Devon Holdco Corporation's registration statement
                  [Registration No. 333-68694-01], on Form S-4, each filed on
                  November 28, 2001)

4.8 Registration Rights Agreement, dated as of October 3,2001,by and among Devon Financing Corporation, U.L.C., as Issuer,
                  Devon Energy Corporation, as Guarantor, and UBS Warburg LLC,
                  Banc of America Securities LLC, ABN AMRO Incorporated, BMO
                  Nesbitt Burns Corp., Credit Suisse First Boston Corporation,
                  Deutsche Banc Alex. Brown Inc., First Union Securities, Inc.,
                  J.P. Morgan Securities Inc., RBC Dominion Securities
                  Corporation, Salomon Smith Barney Inc., as Initial Purchasers
                  (6.875% Notes due 2011, 7.875% Debentures due 2031)
                  (incorporated by referenced to the description of Devon Holdco
                  Corporation capital stock set forth in the Amendment No. 3 to Devon Energy

                  Corporation's registration statement [Registration No.
                  333-68694] and Amendment No. 1 to Devon Holdco Corporation's registration statement [Registration No. 333-68694-01], on Form S-4, each filed on November 28, 2001)

5.1 Opinion of Mayer, Brown &Platt regarding the legality of the shares of Devon Energy Corporation common stock and Devon
                  Holdco Corporation common stock to be registered under this Registration Statement (incorporated by referenced to the description of Devon Holdco Corporation capital stock set forth in the Amendment No. 3 to Devon Energy Corporation's registration statement [Registration No. 333-68694] and Amendment No. 1 to Devon Holdco Corporation's registration statement [Registration No. 333-68694-01], on Form S-4, each filed on November 28, 2001)

23.1              Consent of Mayer, Brown & Platt (contained in its opinion in
                  Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP

23.3              Consent of Deloitte & Touche LLP

23.4 Consent of KPMG LLP (as to its report on the consolidated financial statements of Devon Holdco Corporation)

23.5              Consent of PricewaterhouseCoopers LLP

23.6 Consent of KPMG LLP (as to its report on the consolidated financial statements of Anderson Exploration Ltd.)

23.7              Consent of AMH Group, Ltd.***

23.8              Consent of LaRoche Petroleum Consultants, Ltd.***

23.9              Consent of Paddock Lindstrom & Associates Ltd.***

23.10             Consent of Ryder Scott Company, L.P.***

23.11             Consent of Gilbert Laustsen Jung Associates Ltd.***

23.12 Consent of KPMG LLP (as to is report on the consolidated financial statements of Devon Energy Corporation)


----------



*** Included with the filing of Amendment No. 3 to Devon Energy Corporation's registration statement (Registration No. 333-68694) and Amendment No. 1 to Devon Holdco Corporation's registration statement (Registration No. 333-68694-01), each filed on November 28, 2001.